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                                                                  EXHIBIT (a)(2)

                                OFFER TO EXCHANGE

              AMERICAN DEPOSITARY SHARES (CUSIP NUMBER 752344309),
        EACH REPRESENTING TWO ORDINARY SHARES, PAR VALUE $0.10 PER SHARE
                                       OF
                           RANDGOLD RESOURCES LIMITED

                                       FOR

                             ALL OF THE OUTSTANDING
          RULE 144A GLOBAL DEPOSITARY SHARES (CUSIP NUMBER 752344408),
        EACH REPRESENTING TWO ORDINARY SHARES, PAR VALUE $0.10 PER SHARE
                                       OF
                           RANDGOLD RESOURCES LIMITED

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
CITY TIME, ON AUGUST 16, 2002, UNLESS THE EXCHANGE OFFER IS EXTENDED.

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To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

         We are offering to exchange one of our American Depositary Shares (CUSIP Number 752344309), or ADSs, each ADS representing two of our ordinary shares, par value $0.10 per share, for every one of our outstanding Rule 144A Global Depositary Shares (CUSIP Number 752344408), or Rule 144A GDSs, each Rule 144A GDS representing two of our ordinary shares, upon the terms and subject to the conditions of the exchange offer described in the enclosed exchange offer prospectus dated July 17, 2002.

         Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Rule 144A GDSs in your name or in the name of your nominee.

         Enclosed with this letter for your information and forwarding to your clients are copies of the following documents:

         o    the exchange offer prospectus dated July 17, 2002; and

         o a printed form of letter which may be sent to your clients for whose accounts you hold Rule 144A GDSs, with forms for obtaining such clients' instructions with regard to the exchange offer.

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE, AS THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 16, 2002, UNLESS WE EXTEND THE EXCHANGE OFFER.

         Please note the following:

                  1. EXCHANGE AGENT. We have appointed The Bank of New York as exchange agent for the exchange offer.

                  2. SECURITIES SUBJECT TO THE EXCHANGE OFFER. The exchange offer is being made for all of our issued and outstanding Rule 144A GDSs. Holders of Rule 144A GDSs validly tendered in the exchange offer will receive ADSs upon exchange. See "The Exchange Offer--Terms of the Offer" and "The Exchange Offer--How to Tender" in the exchange offer prospectus.

                  3. EXCHANGE RATIO. For every Rule 144A GDS you tender, you will receive one ADS. No fractional ADSs will be issued.

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                  4. METHOD OF TENDER. In accordance with the instructions set forth in the exchange offer prospectus, you will need to:

                     o deliver the Rule 144A GDSs by means of book-entry transfer into the exchange agent's account at The Depository Trust Company, or DTC; and

                     o transmit an agent's message to the exchange agent through the facilities of DTC, specifying that the participant has received and agrees to be bound by the terms and conditions set forth in the exchange offer prospectus. See "The Exchange Offer--How to Tender" in the exchange offer prospectus.

                  5. WITHDRAWAL RIGHTS. Tenders of Rule 144A GDSs may be withdrawn as described under "The Exchange Offer--Withdrawal Rights" in the exchange offer prospectus.

                  6. CONDITIONS TO THE EXCHANGE OFFER. The exchange offer is subject to the conditions set forth in the exchange offer prospectus. See "The Exchange Offer--Conditions" in the exchange offer prospectus.

                  7. DELIVERY OF ADSs. Notwithstanding any other provision of the exchange offer, delivery of ADSs for Rule 144A GDSs accepted for exchange pursuant to the exchange offer will in all cases be made only after timely receipt by the exchange agent of:

                     o confirmation of a book-entry transfer of such Rule 144A GDSs into the applicable account of the exchange agent at DTC, along with an agent's message, upon the terms described in the exchange offer prospectus, pursuant to the procedures set forth under "The Exchange Offer--How to Tender" and "The Exchange Offer--Acceptance of Tenders" in the exchange offer prospectus; and

                     o written confirmation from us of our acceptance of validly tendered Rule 144A GDSs to be exchanged for ADSs.

                  8. TERMINATION OF RULE 144A DEPOSIT AGREEMENT AND LISTING. Upon completion of the exchange offer, we intend to terminate the Rule 144A deposit agreement according to its terms and to terminate the listing of the Rule 144A GDSs on The PORTAL Market. Accordingly, the trading market for the Rule 144A GDSs may be reduced substantially after the completion of the exchange offer. See "Important Notice to Holders and Beneficial Owners of Rule 144A GDSs" and "The Exchange Offer--Effects of the Exchange Offer and Consequences of Failure to Exchange" in the exchange offer prospectus.

                  9. SECURITIES ACT. Under existing interpretations of the Securities Act of 1933, as amended, or the Securities Act, by the Staff of the U.S. Securities and Exchange Commission set forth in several no-action letters issued to third parties, and subject to the immediately following sentence, we believe that the ADSs issued pursuant to the exchange offer in exchange for Rule 144A GDSs may be offered for resale, resold and otherwise transferred by any person receiving such ADSs in the United States, whether or not such person is the holder (other than (i) any such holder or such other person which is an "affiliate" or "promoter" of ours within the meaning of Rule 405 under the Securities Act, or (ii) that purchased the Rule 144A GDSs directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the ADSs are acquired in the ordinary course of business of the holder or such person and neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of such ADSs. Each holder of Rule 144A GDSs, in furnishing instructions to tender its Rule 144A GDSs pursuant to the exchange offer, will acknowledge the foregoing.


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                           Each broker-dealer that receives ADSs for its own
         account in exchange for Rule 144A GDSs, where Rule 144A GDSs were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge, in furnishing instructions to tender its Rule 144A GDSs pursuant to the exchange offer, that it will deliver a prospectus in connection with any resale of such ADSs. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The exchange offer prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of ADSs received in exchange for Rule 144A GDSs where such Rule 144A GDSs were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 30 days after the expiration date of the exchange offer, we will make the exchange offer prospectus available to any broker-dealer for use in connection with any such resale.

         Any questions you may have with respect to the exchange offer should be directed to the exchange agent toll free (in the United States) at (800) 507-9357.

         Requests for copies of the enclosed materials may also be directed to the exchange agent at the address and telephone number set forth above.

July 17, 2002

                                        Very truly yours,


                                        Randgold Resources Limited

         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON OUR AGENT OR AN AGENT OF THE EXCHANGE AGENT, OR ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF US OR ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.



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